Exhibit 99.1

Akcea Therapeutics Appoints Industry Leader
Dr. Richard Moscicki to Board of Directors

Cambridge, Mass., June 5, 2018 – Akcea Therapeutics, Inc. (NASDAQ: AKCA), an affiliate of Ionis Pharmaceuticals, Inc., today announced the appointment of Richard (Rich) A. Moscicki, M.D., to the Company’s Board of Directors.

“Rich is an experienced, well-respected industry leader with an impressive medical, clinical development and regulatory background from his tenure at PhRMA, the U.S. FDA and Genzyme,” said Paula Soteropoulos, chief executive officer, Akcea. “We are fortunate to welcome Rich to the Board. His expertise will be a great asset as we prepare for two rare disease drug launches and advance our pipeline of novel therapeutics to address the needs of patients affected by serious and rare diseases.”

Akcea is preparing for the approval and launch of TEGSEDI™ (inotersen) for the treatment of hereditary transthyretin amyloidosis (hATTR) and WAYLIVRA™ (volanesorsen) for the treatment of familial chylomicronemia syndrome, or FCS. Both drugs are under regulatory review in the US, EU and Canada. Akcea is also advancing four additional, novel therapies for rare and serious diseases.

“Akcea’s accomplishments are significant with two products for devastating rare diseases approaching potential approvals worldwide and an innovative late stage pipeline advancing. This is a testament to the expertise of the leadership team and Board steering the Company,” said Dr. Moscicki. “I look forward to contributing to the guidance and governance of the Company and offering my expertise in the important months ahead as Akcea transitions into a commercial rare disease company.”

Dr. Moscicki has been the Executive Vice President for Science and Regulatory Advocacy and the Chief Medical Officer at Pharmaceutical Research and Manufacturers of America (PhRMA) since he joined in 2017. From 2013 to 2017, prior to joining PhRMA, Dr. Moscicki served as Deputy Center Director for Science Operations for the U.S. Food and Drug Administration’s (FDA) Center for Drug Evaluation and Research (CDER). He was senior vice president and Head of Clinical Development at Sanofi-Genzyme from 2011-2013. Dr. Moscicki served as Chief Medical Officer at Genzyme Corporation from 1992 to 2011 where he was responsible for worldwide global regulatory and pharmacovigilance matters, as well as all aspects of clinical research and medical affairs. Dr. Moscicki received his medical degree from Northwestern University Medical School.

ABOUT AKCEA THERAPEUTICS
Akcea Therapeutics, Inc., an affiliate of Ionis Pharmaceuticals, Inc., is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is advancing a mature pipeline of six novel drugs, including TEGSEDI™ (inotersen), WAYLIVRA™ (volanesorsen), AKCEA-APO(a)-LRx, AKCEA-ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, all with the potential to treat multiple diseases. All six drugs were discovered by and are being co-developed with Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is under regulatory review in the U.S., EU and Canada for the treatment of people with hereditary transthyretin amyloidosis, or hATTR. WAYLIVRA is under regulatory review in the U.S., EU and Canada for the treatment of familial chylomicronemia syndrome, or FCS, and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Cambridge, Massachusetts. Additional information about Akcea is available at www.akceatx.com.

Exhibit 99.1

FORWARD-LOOKING STATEMENT
This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. and the therapeutic and commercial potential of TEGSEDI (inotersen), WAYLIVRA (volanesorsen) and other products in development. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea's programs are described in additional detail in Akcea's most recent quarterly report on Form 10-Q and most recent annual report on Form 10-K on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis”, “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutics™, TEGSEDITM and WAYLIVRATM are trademarks of Akcea Therapeutics, Inc.

Investor and Media Contact:
Kathleen Gallagher
Head of Communications, Akcea Therapeutics
E: kgallagher@akceatx.com
T: +1 617 207 8509